EXHIBIT 5

                             JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on
Schedule 13D (including amendments thereto) with respect to the common stock of beneficial interest, par value $.01 per share, of FAC Realty Trust, Inc., a Maryland corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the sixth day of March 1998.


                            PROMETHEUS SOUTHEAST RETAIL LLC

                            By:   LF Strategic Realty Investors II L.P.,
                                     as sole member

                            By:   Lazard Freres Real Estate Investors L.L.C.,
                                     as general partner


                            By: /s/ Murry N. Gunty
                               --------------------
                            Name:    Murry N. Gunty
                            Title:   Principal


                            LF STRATEGIC REALTY INVESTORS II L.P.

                            By:   Lazard Freres Real Estate Investors L.L.C.,
                                     as general partner


                            By: /s/ Murry N. Gunty
                               -------------------
                            Name:    Murry N. Gunty
                            Title:   Principal